WSFS Bank Center 500 Delaware Avenue, Wilmington, Delaware 19801 FOR IMMEDIATE RELEASE Investor Relations Contact: Andrew Basile (302) 504-9857 October 28, 2024 abasile@wsfsbank.com Media Contact: Kyle Babcock (215) 864-1795 kbabcock@wsfsbank.com WSFS Bank Announces Promotion of James J. Wechsler to Executive Vice President, Chief Commercial Banking Officer WILMINGTON, Del. – WSFS Bank, the primary subsidiary of WSFS Financial Corporation (Nasdaq: WSFS), today announced that James (Jim) Wechsler has been named Executive Vice President, Chief Commercial Banking Officer, effective January 1, 2025. In his new role, Wechsler will join the Executive Leadership Team, reporting to Art Bacci, Executive Vice President and Chief Operating Officer and oversee Commercial & Industrial Banking, Commercial Real Estate, Treasury Management, Capital Markets and Equipment Finance. Wechsler will assume the role as Steve Clark steps into a new role of Senior Advisor focused on business development, relationship management, and leadership support as part of WSFS’ succession planning. “Jim is a respected leader with diverse experience in leadership roles at WSFS,” said Rodger Levenson, WSFS Chairman, President and CEO. “His collaborative working style and leadership skills coupled with his deep industry knowledge and ability to lead the growth of our Commercial Division make him an ideal fit for this role.” He added, “Jim’s promotion reflects our focus on overall talent development, having spent the majority of his career at WSFS, as well as our commitment to thoughtful and continual executive management succession planning.” Levenson added, “Jim and Steve have worked closely for several years and will continue to do so to support a smooth leadership transition. We’d like to thank Steve for his 45 years, including 22 years at WSFS, of dedicated service to our industry and his Clients. Steve has left an indelible mark on our Company and our region’s economy, and we are all better off because of his efforts. We look forward to his continued guidance as he moves into the Senior Advisor role.” Wechsler joined WSFS in 2010 and most recently held the role of Chief Operating Officer, Commercial Banking. He has also held various senior roles at WSFS including leading Corporate Development, Strategic Planning, Consumer Lending, and Small Business Banking. Wechsler received a B.S. in Finance from University of Delaware and an M.B.A. in Finance and Strategic Management from Villanova University. He serves on the Board of the Bryn Mawr Hospital Foundation, JFCS of Greater Philadelphia, and was a Director of locally-based home equity lending company, Spring EQ, until its successful sale in 2023. He is a Delaware Valley native and resides in Newtown Square, PA with his wife and their two children. About WSFS Financial Corporation WSFS Financial Corporation is a multibillion-dollar financial services company. Its primary subsidiary, WSFS Bank, is the oldest and largest locally headquartered bank and trust company in the Greater Philadelphia and Delaware region. As of September 30, 2024, WSFS Financial Corporation had $20.9 billion in assets on its balance sheet and $87.2 billion in assets under management and administration. WSFS operates from 114 offices, 88 of which are banking offices, located in Pennsylvania (57), Delaware (39), New Jersey (14), Florida Exhibit 99.1

WSFS Bank Center 500 Delaware Avenue, Wilmington, Delaware 19801 (2), Nevada (1) and Virginia (1) and provides comprehensive financial services including commercial banking, consumer banking, treasury management and trust and wealth management. Other subsidiaries or divisions include Arrow Land Transfer, Bryn Mawr Capital Management, LLC, Bryn Mawr Trust®, The Bryn Mawr Trust Company of Delaware, Cash Connect®, NewLane Finance®, Powdermill® Financial Solutions, WSFS Institutional Services®, WSFS Mortgage®, and WSFS Wealth® Investments. Serving the Greater Delaware Valley since 1832, WSFS Bank is one of the ten oldest banks in the United States continuously operating under the same name. For more information, please visit www.wsfsbank.com.